===========================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): April 5, 2006

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                     0-15938               06-1205743
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)


   22 Prestige Park Circle, East Hartford, CT                06108-3728
    (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000


---------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

===========================================================================

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      On April 5, 2006 the Audit Committee of Farmstead Telephone Group, Inc. (the "Company") met with the Company's independent accountants and the Company's Principal Accounting Officer and concluded that the Company's unaudited consolidated financial statements included in Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon because they did not reflect proper accounting treatment of the Company's convertible debt and associated warrants issued to the Laurus Master Fund, Ltd. It was determined that the accounting corrections have no impact on previously reported revenues, operating losses or cash for the previously reported periods. The Audit Committee has directed the Company to file restated quarterly reports for 2005 and this Form 8-K Current Report.

      During the course of closing its books and preparing its Annual Report on Form 10-K for the year ended December 31, 2005, the Company became aware that it may have misinterpreted the accounting rules applicable to its convertible debt facility with Laurus, as well as the free-standing warrants issued to Laurus in March 2005. The Company subsequently concluded that the Laurus convertible notes were to be treated as "non-conventional debt", and because the notes and warrants contain certain conversion features that are considered derivative financial instruments, the Company is required to apply the accounting methodology pursuant to EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". As a result, the previously issued quarterly financial statements for 2005 mentioned above will be restated to record debt discounts and derivative instrument liabilities at the end of each reporting period and the impact on previously reported net loss from "mark-to-market" changes in the fair value of the derivative instrument liabilities during each reported period.

      The Company filed its Annual Report on Form 10-K for the year ended December 31, 2005 on April 12, 2006, and the information contained therein related to its results of operations and financial position for the year ended December 31, 2005 may be relied upon. The Company expects to file restated Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 in the near future. Management expects to report the following changes in the following amounts previously reported (amounts in thousands of dollars, except for per share amounts):


                                                            Quarter Ended
                                                 -----------------------------------
2005 (Unaudited) (As previously reported)        March 31    June 30    September 30
------------------------------------------------------------------------------------

Consolidated Balance Sheets:

  Total assets                                    $4,538     $6,190        $6,291

  Total liabilites                                 3,102      5,215         4,939

  Stockholders' equity (deficiency)                1,436        975         1,352

Consolidated Results of Operations:

  Revenues                                         2,409      4,483         4,807

  Gross Profit                                       754      1,336         1,239

  Operating loss                                    (630)      (429)         (646)

  Net loss                                          (639)      (474)         (704)

  Loss per common share:

    Basic and diluted                             $ (.19)    $ (.14)       $ (.20)

  Weighted average common shares outstanding:

    Basic and diluted                              3,328      3,353         3,511





                                                            Quarter Ended
                                                 -----------------------------------
2005 (Unaudited) (As restated)                   March 31    June 30    September 30
------------------------------------------------------------------------------------

Consolidated Balance Sheets:

  Total assets                                    $4,686     $6,352        $6,467

  Total liabilities                                3,829      5,282         7,231

  Stockholders' equity (deficiency)                  857      1,070          (764)

Consolidated Results of Operations:

  Revenues                                         2,409      4,483         4,807

  Gross Profit                                       754      1,336         1,239

  Operating loss                                    (630)      (429)         (646)

  Net income (loss)                               (1,032)       202        (2,648)

  Income (loss) per common share:

    Basic                                         $ (.31)    $  .06        $ (.75)

    Diluted                                         (.31)       .05          (.75)

  Weighted average common shares outstanding:

    Basic                                          3,328      3,353         3,511

    Diluted                                        3,328      4,391         3,511


ITEM 9. 01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    None.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FARMSTEAD TELEPHONE GROUP, INC.

                                       By: /s/ Robert G. LaVigne
                                           --------------------------
                                           Robert G. LaVigne
                                           Executive Vice President &
                                           Chief Financial Officer

Date: April 12, 2006